Exhibit 10.1

JIVE SOFTWARE, INC.

2007 STOCK INCENTIVE PLAN

1. Purpose. The purpose of this 2007 Stock Incentive Plan (the “Plan”) is to enable Jive Software, Inc., a Delaware corporation (the “Company”) to attract and retain the services of (i) selected employees, officers and directors of the Company or any parent or subsidiary of the Company and (ii) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the “Employer”) that is either the Company or a parent or subsidiary of the Company.

2. Shares Subject to the Plan. Subject to adjustment as provided below and in Section 9, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall be 19,471,538 shares. If an option granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option shall again be available under the Plan. If shares awarded as a bonus pursuant to Section 7 or sold pursuant to Section 8 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

3. Effective Date and Duration of Plan.

3.1 Effective Date. The Plan became effective as of August 3, 2007 and was approved within 12 months of that date by the affirmative vote of the holders of a majority of the then outstanding shares of capital stock entitled to vote, which vote was obtained by means of one or more written consents signed by holders having not less than the minimum number of votes that would have been necessary to approve the Plan at a stockholders meeting. No option granted under the Plan became exercisable, and no shares were awarded as a bonus or sold under the Plan, before such stockholder approval was obtained. Subject to the foregoing, options may be granted at any time after the effective date and before termination of the Plan, and shares may be awarded as bonuses or sold under the Plan at any time after stockholder approval and before termination of the Plan.

3.2 Duration. The Plan shall continue in effect until the earlier of (a) August 3, 2017 or (b) such time as all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

4. Administration.

4.1 Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

4.2 Committee. The Board of Directors may delegate to any committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 10.

5. Types of Awards, Eligibility, Limitations. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in Sections 6.1 and 6.2; (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in Sections 6.1 and 6.3; (iii) award stock bonuses as provided in Section 7; and (iv) sell shares subject to restrictions as provided in Section 8. Awards may be made to employees, including employees who are officers or directors, and to other individuals described in Section 1 selected by the Board of Directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award.

6. Option Grants.

6.1 General Rules Relating to Options.

6.1-1 Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

6.1-2 Exercise of Options. Except as provided in Section 6.1-4 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Sections 6.1-4 and 9, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors, provided that options may not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

6.1-3 Nontransferability. Each option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and (ii) during the optionee’s lifetime, shall be exercisable only by the optionee; provided, however, that the Board of Directors may permit a Non-Statutory Stock Option to be transferable by gift or domestic relations order to a family member of the optionee. For this purpose, the term “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, and any trust in which these persons have more than 50% of the beneficial interest.

6.1-4 Termination of Employment or Service.

(a) General Rule. Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 6.1-4(b) and (c), his or her option may be exercised at any time before the expiration date of the option or the expiration of 30 days after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination; provided, however, that the Board of Directors may not provide for a post-termination exercise period that ends before the earlier of (i) the expiration of 30 days after the date of termination or (ii) the expiration date of the option.

(b) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates because of total disability, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination; provided, however, that the Board of Directors may not provide for a post-termination exercise period that ends before the earlier of (i) the expiration of 6 months after the date of termination or (ii) the expiration date of the option. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the optionee to be unable to perform his or her duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

(c) Termination Because of Death. Unless otherwise determined by the Board of Directors, if an optionee dies while employed by or providing service to the Company, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom the optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death; provided, however, that the Board of Directors may not provide for a post-termination exercise period that ends before the earlier of (i) the expiration of 6 months after the date of termination or (ii) the expiration date of the option.

(d) Amendment of Exercise Period Applicable to Termination. The Board of Directors may at any time extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

(e) Failure to Exercise Option. To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.

(f) Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

6.1-5 Purchase of Shares.

(a) Notice of Exercise. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company’s receipt of written notice from the optionee of the optionee’s binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the optionee’s intention to acquire the shares for investment and not with a view to distribution.

(b) Payment. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Unless otherwise determined by the Board of Directors, any Common Stock provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

(c) Tax Withholding. Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount, in cash or by check, to the Company on demand. If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

(d) Reduction of Reserved Shares. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option (less the number of any shares surrendered in payment for the exercise price or withheld to satisfy withholding requirements).

6.1-6 Limitations on Grants to Non-Exempt Employees. Unless otherwise determined by the Board of Directors, if an employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the “FLSA”), any option granted to that employee shall be subject to the following restrictions: (i) the option price shall be at least 85 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted; and (ii) the option shall not be exercisable until at least six months after the date it is granted; provided, however, that this six-month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

6.2 Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

6.2-1 Limitation on Amount of Grants. If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

6.2-2 Limitations on Grants to 10 Percent Stockholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

6.2-3 Duration of Options. Subject to Sections 6.1-2, 6.1-4 and 6.2-2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

6.2-4 Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6.2-2, the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be the closing price of the Common Stock last reported before the time the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

6.2-5 Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the stockholders.

6.2-6 Early Dispositions. If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

6.3 Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Section 6.1 above:

6.3-1 Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

6.3-2 Duration of Options. Subject to Sections 6.1-2 and 6.1-4, Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Non-Statutory Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

7. Stock Bonuses. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors; provided, however, that the right to acquire the shares shall be nonassignable and nontransferable by the prospective recipient of the shares, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of such prospective recipient’s domicile at the time of death. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

8. Restricted Stock. The Board of Directors may issue shares under the Plan for any consideration (including promissory notes and services) determined by the Board of

Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Board of Directors. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser of the shares before the delivery of certificates representing the shares to the purchaser. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors; provided, however, that the right to purchase the shares shall be nonassignable and nontransferable by the prospective recipient of the shares, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of such prospective recipient’s domicile at the time of death. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

9. Changes in Capital Structure.

9.1 Stock Splits, Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in (a) the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, and (b) the option price per share of outstanding options, so that the optionee’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

9.2 Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

9.2-1 Outstanding options shall remain in effect in accordance with their terms.

9.2-2 Outstanding options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

9.2-3 The Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.

9.3 Dissolution of the Company. In the event of the dissolution of the Company, options shall be treated in accordance with Section 9.2-3.

9.4 Rights Issued by Another Corporation. The Board of Directors may also grant options and stock bonuses and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock bonuses and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

10. Amendment of the Plan. The Board of Directors may at any time modify or amend the Plan in any respect. Except as provided in Section 9, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

11. Approvals. The Company’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws.

12. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an

Employer or interfere in any way with the Employer’s right to terminate the employee’s employment at will at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

13. Rights as a Stockholder. The recipient of any award under the Plan shall have no rights as a stockholder with respect to any shares of Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

Adopted by the Board of Directors and Stockholders: August 3, 2007

Amended: April 17, 2009 (to increase total number of shares in Section 2 from 6,131,606 to 8,127,593 and to make certain revisions required pursuant to subdivision (o) of Section 25102 of the California Corporations Code)

Amended: May 19, 2009 (to increase total number of shares in Section 2 from 8,127,593 to 8,327,593)

Amended: July 29, 2009 (to increase total number of shares in Section 2 from 8,327,593 to 8,477,593)

Amended: September 2, 2009 (to increase total number of shares in Section 2 from 8,477,593 to 9,003,463)

Amended: October 13, 2009 (to increase total number of shares in Section 2 from 9,003,463 to 10,547,476)

Amended: March 11, 2010 (to increase total number of shares in Section 2 from 10,547,476 to 11,547,476)

Amended: June 3, 2010 (to increase total number of shares in Section 2 from 11,547,476 to 16,925,750)

Amended: July 19, 2010 (to increase total number of shares in Section 2 from 16,925,750 to 17,675,750)

Amended: November 5, 2010 (to increase total number of shares in Section 2 from 17,675,750 to 18,425,750)

Amended: February 17, 2011 (to increase total number of shares in Section 2 from 18,425,750 to 18,775,750)

Amended: March 16, 2011 (to increase total number of shares in Section 2 from 18,775,750 to 19,290,750)

Amended: June 7, 2011 (to increase the total number of shares in Section 2 from 19,290,750 to 19,471,538)

Jive Software, Inc.

Incentive Stock Option Agreement

This Incentive Stock Option Agreement is between Jive Software, Inc., a Delaware corporation (the “Company”), and the Optionee (the “Optionee”), pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”). The Company and the Optionee agree as follows:

1. Time of Exercise of Option.

1.1 Vesting Schedule. Until it expires or is terminated as provided in Sections 2, 7 or 8 of this Exhibit A, the Option may be exercised from time to time to purchase whole shares as to which it has become exercisable. The Option shall become exercisable for 25% of the shares on the first anniversary of the Vesting Reference Date and for 1/48th of the shares at the end of each one-month period thereafter, so that the Option will be fully exercisable on the fourth anniversary of the Vesting Reference Date.

1.2 Acceleration of Vesting. Notwithstanding Section 1.1, the vesting and exercisability of this Option shall be accelerated by fifty percent (50%) of the then unvested portion of this Option if within one year following a Change in Control (as defined below) (a) the employment of the Optionee is terminated by the Company without Cause (as defined below), or (b) the employment of the Optionee is terminated by the Optionee with Good Reason (as defined below).

1.3 Change in Control. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following events:

1.3(a) The approval by the shareholders of the Company of:

1.3(a)(1) any consolidation, merger or plan of share exchange involving the Company (a “Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the Merger, disregarding any Voting Securities issued or retained by such holders in respect of securities of any other party to the Merger;

1.3(a)(2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

1.3(a)(3) the adoption of any plan or proposal for the liquidation or dissolution of the Company;

1.3(b) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors

1

of the Company (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or

1.3(c) Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of Voting Securities representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities.

1.4 Cause. For purposes of this Agreement, termination of the Optionee’s employment for “Cause” shall mean termination upon (a) the willful and continued failure by the Optionee to perform substantially the Optionee’s reasonably assigned duties with the Employer (other than any such failure resulting from the Optionee’s incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Optionee by the Employer which specifically identifies the manner in which the Employer believes that the Optionee has not substantially performed the Optionee’s duties or (b) the willful engaging by the Optionee in illegal conduct which is materially and demonstrably injurious to the Company or the Employer. No act, or failure to act, on the Optionee’s part shall be considered “willful” if the Optionee reasonably believed that the Optionee’s action or omission was in, or not opposed to, the best interests of the Company and the Employer.

1.5 Good Reason. For purposes of this Agreement, termination of the Optionee’s employment for “Good Reason” shall mean termination upon:

1.5(a) the assignment to the Optionee of a different title, job or responsibilities that results in a decrease in the level of responsibility of the Optionee with respect to the surviving company after the Change in Control when compared to the Optionee’ s level of responsibility for the Employer prior to the Change in Control; provided that Good Reason shall not exist if the Optionee continues to have the same or a greater general level of responsibility for former Company operations after the Change in Control as the Optionee had prior to the Change in Control even if the former Company operations are a subsidiary or division of the surviving company;

1.5(b) a reduction by the Company or the surviving company in the Optionee’s base pay as in effect immediately prior to the Change in Control;

1.5(c) a significant reduction by the Company or the surviving company in total benefits available to the Optionee under cash incentive, stock incentive and other employee benefit plans after the Change in Control compared to the total package of such benefits as in effect prior to the Change in Control; or

2

1.5(d) The Company or the surviving company requiring the Optionee to be based more than 50 miles from where the Optionee’s office is located immediately prior to the Change in Control except for required travel on company business to an extent substantially consistent with the business travel obligations which the Optionee undertook on behalf of the Company prior to the Change in Control.

2. Termination of Employment or Service.

2.1 General Rule. Except as provided in this Section 2, the Option may not be exercised unless at the time of exercise the Optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the Grant Date. For purposes of this Exhibit A, the Optionee is considered to be employed by or in the service of the Company if the Optionee is employed by or in the service of the Company or any parent or subsidiary of the Company (an “Employer”).

2.2 Termination Generally. If the Optionee’s employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 2.3 or 2.4, the Option may be exercised at any time before the Expiration Date or the expiration of 30 days after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of termination.

2.3 Termination Because of Total Disability. If the Optionee’s employment or service with the Company terminates because of total disability, the Option may be exercised at any time before the Expiration Date or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of termination. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the Optionee to be unable to perform duties as an employee of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

2.4 Termination Because of Death. If the Optionee dies while employed by or in the service of the Company, the Option may be exercised at any time before the Expiration Date or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of death and only by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

2.5 Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of

3

employment or service. Vesting of the Option shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of the Option shall be suspended during any other unpaid leave of absence.

2.6 Failure to Exercise Option. To the extent that following termination of employment or service, the Option is not exercised within the applicable periods described above, all further rights to purchase shares pursuant to the Option shall cease and terminate.

3. Purchase of Shares.

3.1 Notice of Exercise. The Option may be exercised only by notice in writing from the Optionee to the Company of the Optionee’s binding commitment to purchase shares, specifying the number of shares the Optionee desires to purchase under the Option and the date on which the Optionee agrees to complete the transaction, which may not be more than 30 days after delivery of the notice, and, if required to comply with the Securities Act of 1933, containing a representation that it is the Optionee’s intention to acquire the shares for investment and not with a view to distribution.

3.2 Payment. On or before the date specified for completion of the purchase, the Optionee must pay the Company the full purchase price of those shares in cash or by check, or, if approved by the Board of Directors in its sole discretion, in whole or in part in Common Stock of the Company valued at fair market value provided such Common Stock has been previously acquired and held by the Optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Company. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding.

3.3 Tax Withholding. The Optionee shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of the Option or as a result of disposition of shares acquired pursuant to exercise of the Option) beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company, in cash or by check, on demand. If the Optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the Optionee, including salary, subject to applicable law. With the consent of the Board of Directors, Optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

4

4. Disqualifying Disposition. If the Option is an Incentive Stock Option and if within two years after the Grant Date or within 12 months after the exercise of the Option, the Optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the Optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

5. Nontransferability. The Option is nonassignable and nontransferable by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death, and during the Optionee’s lifetime, the Option is exercisable only by the Optionee.

6. Stock Splits, Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Company in (i) the number and kind of shares subject to the Option, or the unexercised portion thereof, and (ii) the Option price per share, so that the Optionee’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Company shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Company. Any such adjustments made by the Company shall be conclusive.

7. Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Company shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating the Option:

7.1 The Option shall remain in effect in accordance with its terms.

7.2 The Option shall be converted into an option to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted Options shall be determined by the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. The converted Option shall be vested only to the extent that the vesting requirements relating to the Option have been satisfied.

7.3 The Company shall provide a period of 30 days or less before the completion of the Transaction during which the Option may be exercised to the extent

5

then exercisable, and upon the expiration of that period, the Option shall immediately terminate. The Company may, in its sole discretion, accelerate the exercisability of the Option so that the Option is exercisable in full during that period.

8. Dissolution. In the event of the dissolution of the Company, the Company shall provide a period of 30 days or less before the dissolution of the Company during which the Option may be exercised to the extent then exercisable, and upon the expiration of that period, the Option shall immediately terminate. The Company may, in its sole discretion, accelerate the exercisability of the Option so that the Option is exercisable in full during that period.

9. Market Stand-off. The Optionee hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (held immediately prior to the effectiveness of the registration statement for such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 9 shall apply only to the Company’s initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Optionee if all officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10. Right of First Refusal.

10.1 General. Any Shares of Common Stock acquired by the Optionee upon exercise of this Option (“Option Shares”) are subject to a right of first refusal by the Company. In the event the Optionee desires to dispose of Option Shares to a third party, the Optionee shall promptly deliver to the Company written notice of the intended disposition (the “Disposition Notice”) and the material terms and conditions thereof, including the identity of the proposed purchaser and the price per Share. The Company shall, for a period of 30 days following receipt of the Disposition Notice, have the right to repurchase all or any portion of the Option Shares at the price and on the terms set forth in the Disposition Notice. Such right shall be exercisable by written notice delivered to the Optionee prior to the expiration of the 30-day exercise period (“Exercise Notice”). If such right is exercised, the Company shall effect the repurchase of the Option Shares covered by the Exercise Notice, including payment of the purchase price, not more than

6

five business days after delivery of the Exercise Notice. At such time, the Optionee shall deliver to the Company any certificates representing the Option Shares to be purchased, each certificate to be properly endorsed for transfer. If all of the Option Shares offered by the Optionee are not purchased by the Company, the Optionee shall have 30 days following lapse of the period of the right of first refusal provided to the Company to dispose of all, but not less than all, of the remaining Option Shares to the purchaser identified in the Disposition Notice on terms no more favorable to the purchaser than those specified in the Disposition Notice. After such 30-day period lapses, the Option Shares shall once again be subject to the right of first refusal herein provided. The right of the Company to purchase any part of the Option Shares under this Section 9.1 may be assigned in whole or in part to any person or persons designated by the Board of Directors.

10.2 Restriction on Transfer. Without the prior written consent of the Company or otherwise in compliance with subsection 9.1, the Optionee shall not sell, assign, pledge, or in any manner transfer the Option Shares, or any right or interest in the Option Shares, whether voluntarily or by operation of law, or by gift, bequest or otherwise. Any sale or transfer, or purported sale or transfer, of Option Shares, or any right or interest in Option Shares, in violation of this Section 9.2 shall be null and void.

10.3 Expiration. The rights of the Company under subsection 9.1 and the restriction on transfer under subsection 9.2 shall terminate upon the completion by the Company of a public offering of Common Stock registered under the Securities Act of 1933.

11. Restrictions on Transfer of Shares. Any shares purchased under this Option will be subject to the restrictions on transfer, if any, included in the Company’s articles of incorporation and to any buy-sell agreement, shareholder agreement, stock transfer agreement or similar agreement then in effect between the Company and holders of at least a majority of the Company’s outstanding common stock, and the Optionee agrees to become a party to any such agreement.

12. Conditions on Obligations. The Company shall not be obligated to issue shares of Common Stock upon exercise of the Option if the Company is advised by its legal counsel that such issuance would violate applicable state or federal laws, including securities laws. The Company will use its best efforts to take steps required by state or federal law or applicable regulations in connection with issuance of shares upon exercise of the Option.

13. No Right to Employment or Service. Nothing in the Plan or this Agreement shall (i) confer upon the Optionee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the Optionee’s employment at will at any time, for any reason, with or without cause, or to decrease the Optionee’s compensation or benefits, or (ii) confer upon the Optionee any right to be retained or employed by the Employer or to the continuation,

7

extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

14. Successors of Company. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company but, except as provided herein, the Option may not be assigned or otherwise transferred by the Optionee.

15. Notices. Any notices under this Agreement must be in writing and will be effective when actually delivered or, if mailed, three days after deposit into the United States mail by registered or certified mail, postage prepaid. Mail shall be directed to the addresses stated on the face page of this Agreement or to such address as a party may certify by notice to the other party.

16. Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock until the date the Optionee becomes the holder of record of those shares. No adjustment shall be made for dividends or other rights for which the record date occurs before the date the Optionee becomes the holder of record.

17. Amendments. The Company may at any time amend this Agreement if the amendment does not adversely affect the Optionee. Otherwise, this Agreement may not be amended without the written consent of the Optionee and the Company.

18. Governing Law. This Agreement shall be governed by the laws of the state of Oregon.

19. Complete Agreement. This Agreement constitutes the entire agreement between the Optionee and the Company, both oral and written concerning the matters addressed herein, and all prior agreements or representations concerning the matters addressed herein, whether written or oral, express or implied, are terminated and of no further effect.

8